EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the CV Therapeutics, Inc. Employee Stock Purchase Plan of our reports dated February 20, 2008, with respect to the consolidated financial statements of CV Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2007, and the effectiveness of internal control over financial reporting of CV Therapeutics, Inc., filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Palo Alto, California

July 29, 2008